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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: JANUARY 30, 1998
                        (Date of earliest event reported)


                              NCS HEALTHCARE, INC.
                              --------------------
             (Exact name of Registrant as specified in its charter)


        Delaware                      0-027602               34-1816187
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(State or other jurisdiction        (Commission            (I.R.S. employer
     of incorporation)              file number)          identification no.)



            3201 Enterprise Parkway, Suite 220, Beachwood, Ohio 44122
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        (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code             (216) 514-3350
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Item 2.  Acquisition or Disposition of Assets.
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                  On January 30, 1998, NCS HealthCare, Inc., a Delaware
corporation (the "Company"), through its wholly owned subsidiary NCS HealthCare of New York, Inc., an Ohio corporation, acquired substantially all of the assets primarily used in the operation of the institutional pharmacy business of Thrift Drug, Inc., a Delaware corporation (d/b/a Greenwood Pharmacy), and Fay's Incorporated, a New York corporation (d/b/a MPS) (Thrift Drug, Inc. and Fay's Incorporated collectively referred to hereinafter as the "Sellers"), pursuant to the terms of an Asset Purchase Agreement dated December 29, 1997 (the "Agreement").

                  The institutional pharmacy business of the Sellers was conducted in New York, Pennsylvania and North Carolina and consisted primarily of providing pharmaceuticals, drugs, medical devices and other health or medical supplies and related services to correctional facilities, nursing homes, other institutional care facilities and individuals residing in such facilities.

                  As consideration for the acquisition of such assets, the Company paid a purchase price of $85,000,000, subject to certain closing adjustments. The Company acquired assets consisting of substantially all of the Sellers' properties, assets and rights owned in connection with the operation of their institutional pharmacy business. The Company also assumed certain liabilities related to employee compensation and purchase orders for inventory delivered after the closing. The purchase price and the other terms of the Agreement were determined through arms-length negotiations. There are no material relationships between the Sellers and the Company or any of their affiliates, directors or officers.

                  The funds used to pay the purchase price were obtained in part through the proceeds of the Company's August 1997 offering of 5-3/4% Convertible Subordinated Debentures due 2004 issued under the August 13, 1997, Indenture between the Company and National City Bank, as trustee, and in part through the Company's Credit Agreement, dated August 1, 1997, among the Company and the lending institutions named therein and KeyBank National Corporation, as administrative agent.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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(a)      Financial Statements of Businesses Acquired.*

(b)      Pro Forma Financial Information.*




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(c)      Exhibits.
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                                                                      Sequential
Exhibit No.                      Description                          Page No.
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     2.1        Asset Purchase  Agreement,  dated December 29, 1997,
                by and among NCS HealthCare, Inc., a Delaware corporation, NCS HealthCare of New York, Inc., an Ohio corporation, Thrift Drug, Inc., a Delaware corporation, Fay's Incorporated, a New York corporation, and Eckerd Corporation, a Delaware corporation. **

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* The financial statements of Thrift Drug, Inc. and Fay's Incorporated for the
periods specified in Rule 3-05(b) of Regulation S-X and the pro forma financial information required pursuant to Article 11 of Regulation S-X currently are not available and will be filed as soon as is practicable, but not later than 60 days after the date that this Report is due.

** The Registrant agrees by this filing to supplementally furnish a copy of the schedules of the Agreement to the Commission upon request.




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                                   SIGNATURES
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                  Pursuant to the requirements of the Securities Exchange Act of
1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       NCS HEALTHCARE, INC.



                                       By:      /s/ Jeffrey R. Steinhilber
                                                --------------------------------
                                                Jeffrey R. Steinhilber
                                                Senior Vice President and
                                                Chief Financial Officer


Date:  February 13, 1998



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